Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER,
AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert V. LaPenta, the undersigned officer of L-1 Identity Solutions, Inc., a Delaware corporation (the ‘‘Company’’) hereby certifies pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The accompanying annual report on Form 10-K for the fiscal year ended December 31, 2007 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 26, 2008
/s/ Robert V. LaPenta Robert V. LaPenta Chief Executive Officer and President (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.